Exhibit 99.2

AR Capital Acquisition Corp.

Consent of Director Nominee

I hereby consent to being named as a nominee for Director in the Registration Statement of AR Capital Acquisition Corp.

/s/ P. Sue Perotty

P. Sue Perotty